77D- Policies with Respect to Security Investment

Morgan Stanley Global Fixed Income Opportunities
Fund




Effective July 31, 2017, Morgan Stanley Global Fixed
Income Opportunities made changes to their Investment
Strategies and Risks - Foreign Investment, as described in the supplement to their Statement of Additional
Information filed via EDGAR with the Securities and Exchange Commission on May 2, 2017 (accession number 0001104659-17-028897) and incorporated by reference herein.